EXHIBIT INDEX
                               -------------


Exhibit No.                        Title                         Page
-----------                        -----                         ----

  11.             Statement regarding computation of             E-2
                    per share earnings.                           &
                                                                 E-3

  27.             Financial data schedule                        E-4

  99a.            Press Release dated October 26, 1995           E-5

  99b.            Press Release dated November 10, 1995          E-8







































                                    E-1

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